EXHIBIT 4.2
                                                                     -----------

                                    AMENDMENT
                                       TO
                           CONVERTIBLE PROMISSORY NOTE
                      ISSUED BY SEMOTUS SOLUTIONS, INC. TO
        MIRO KNEZEVIC AND GAIL L. KNEZEVIC, CO-TRUSTEES, KNEZEVIC FAMILY
                            TRUST DATED JUNE 30, 1992

This FIRST AMENDMENT is to amend that certain Convertible Promissory Note issued by SEMOTUS SOLUTIONS, INC. ("SEMOTUS") to Miro Knezevic and Gail L. Knezevic, Co-Trustees, Knezevic Family Trust dated June 30, 1992 (the "Payee") on February 1, 2007 (the "Note").

The parties hereto agree to amend the Note as hereinafter provided effective as of October 23, 2007.

Wherefore Semotus and Payee agree to replace in its entirety Section 2(a) of the original Note with the following language (with numbers as adjusted for the 20 for 1 reverse stock split that occurred on July 23, 2007).

Section 2(a). Election to Convert. Holder may, at its option, exercise by written notice (the "Conversion Notice") to the Company at any time prior to payment in full hereof, elect to convert all or any part of the entire outstanding principal amount of this Note plus a pro rata share of the accrued interest on the then outstanding balance into Common Shares at a conversion price equal to the lesser of (a) two dollars ($2.00) per share (which is the equivalent of one hundred thousand shares subject to adjustment as provided for herein) and (b) a fifteen percent (15%) discount from the closing price of the Company's common stock calculated using the average closing price over ten consecutive trading days immediately preceding the Conversion Notice date , and with a floor which is not to exceed a total maximum potential issuance of THREE HUNDRED EIGHT THOUSAND ONE HUNDRED FIFTY TWO (308,152) shares (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of Common Shares) (the "Conversion Price").

The additional shares (the "Shares") above the 177,853 shares that have not already been registered under an SEC Form S-3 shall have the following piggyback registration rights: Piggyback Registration Rights: If (but without any obligation to do so) the Company proposes to register any of its shares on a registration statement (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares, a registration in which the only Shares being registered are Shares issuable upon conversion of debt securities that are also being registered, or if there is a managing underwriter of the offering of shares referred to in the registration statement and such managing underwriter advises the Company in writing that the Shares proposed to be included in the offering will have an adverse effect on its ability to successfully conclude the offering), Company shall, at such time, promptly give the Holder written notice of such registration. Upon the written request of the Holder given within ten
(10) days after mailing of such notice by Company, Company shall use all reasonable efforts to cause to be registered under the Act all of the Shares that the Holder has requested to be registered.

All of the terms and conditions of the original Note, not altered above, remain in full effect.

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IN WITNESS WHEREOF, the parties hereto have agreed to amend the terms and conditions of the Note on the day, month and year first above written.

MIRO KNEZEVIC AND GAIL L. KNEZEVIC, CO-TRUSTEES,
KNEZEVIC FAMILY TRUST DATED JUNE 30, 1992

BY: /S/ MIRO KNEZEVIC, TRUSTEE

NAME: MIRO KNEZEVIC

TITLE: TRUSTEE

DATE: OCT. 23, 2007

AND

SEMOTUS SOLUTIONS, INC.

BY: /S/ TALI DURANT

NAME: TALI DURANT

TITLE: GENERAL COUNSEL

DATE: 10/23/07